NEWS RELEASE

THE LACLEDE GROUP

720 Olive Street, St. Louis, MO 63101

CONTACT: George Csolak

(314) 342-0652

FOR IMMEDIATE RELEASE

The Laclede Group Announces Management Reorganization

ST. LOUIS, September 7, 2007 - The Laclede Group, Inc., (NYSE: LG) today announced a planned management reorganization effective October 1, 2007. “These organizational changes align our management team with our strategic direction and provide strong leadership for the future,” said Douglas H. Yaeger, Chairman, President and Chief Executive Officer of The Laclede Group, Inc. The reorganization includes the following officer appointments:

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Mr. Mark D. Waltermire will be promoted to the role of Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of Laclede Gas Company. Mr. Waltermire joined Laclede Gas in 1990 and worked in several positions in finance, planning, and internal audit prior to being named Vice President of Operations and Marketing of Laclede Gas in 2003. He has a bachelor’s degree in accounting from the University of Illinois and is a certified public accountant.

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Mr. Michael R. Spotanski will be promoted to Senior Vice President of Operations and Marketing of Laclede Gas Company. Mr. Spotanski, a Laclede Gas employee since 1981, was promoted to Vice President of Finance in 2001. He has served in various roles at Laclede Gas in accounting, finance and gas supply. Mr. Spotanski has a bachelor’s degree in accounting from Southern Illinois University in Carbondale.

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Mr. Mark C. Darrell, General Counsel of Group, will be promoted to Senior Vice President and General Counsel at Laclede Gas Company. Mr. Darrell joined Laclede in 2004 after serving in previous senior legal positions at Columbia Gas of Virginia and its affiliate, NiSource Corporate Services Company. He has a law degree from Georgetown University Law Center and a bachelor’s degree in political science from Syracuse University.

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Mr. Richard A. Skau will be promoted to Senior Vice President of Human Resources of Laclede Gas Company. Since joining Laclede Gas in 1985, Mr. Skau has worked in several roles within accounting and labor relations. Mr. Skau holds a bachelor’s degree in accounting from Southern Illinois University in Edwardsville.

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Mr. David P. Abernathy, Vice President and Associate General Counsel of Laclede Gas Company, will be promoted to Vice President of Industrial Relations and Claims Management. Mr. Abernathy joined Laclede in 2004 after serving as Vice President and General Counsel of Missouri-American Water Company. He has a law degree from the University of Missouri and a bachelor’s degree in communications from Western Illinois University.

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Ms. Ellen L. Theroff, currently Assistant to the President and Associate General Counsel, will be promoted to Assistant Vice President of Administration and Associate General Counsel. Ms. Theroff joined Laclede in 1995 after working as an Associate with the law firm of Peper, Martin, Jensen, Maichel and Hetlage. She has a law degree from the University of Virginia and a bachelor’s degree in journalism from the University of Missouri.

Messrs. Waltermire, Spotanski, Darrell and Skau will continue to report to Mr. Yaeger. Mr. Abernathy and Ms. Theroff will report to Mr. Darrell. The Company also announced that Mr. Barry C. Cooper, its current Chief Financial Officer, has announced his resignation from the Company and its subsidiaries effective October 1, 2007.

The Laclede Group, Inc. is a public utility holding company. Its primary subsidiary — Laclede Gas Company — is the largest natural gas distribution utility in Missouri, serving more than 630,000 residential, commercial, and industrial customers in St. Louis and surrounding counties of eastern Missouri. Its primary non-regulated activities include SM&P Utility Resources, Inc., a major underground facilities locating and marking service business, headquartered in Carmel, Indiana, and Laclede Energy Resources, Inc., a natural gas marketing and management service company located in St. Louis, Missouri.

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